UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 8, 2008
Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111

(State or other jurisdiction of incorporation)	(Commission	(IRS Employer Identification No.)
File Number)

15985 East High Street, Middlefield, Ohio		44062-0035

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (440) 632-1666
[not applicable]

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Amended Executive Deferred Compensation Agreements. On March 8, 2008, The Middlefield Banking Company, a wholly owned subsidiary of Middlefield Banc Corp., entered into Amended Executive Deferred Compensation Agreements with Thomas G. Caldwell, President and Chief Executive Officer, James R. Heslop, II, Executive Vice President and Chief Operating Officer, and Donald L. Stacy, Treasurer and Chief Financial Officer. The Amended Executive Deferred Compensation Agreements amend and restate these executives’ December 28, 2006 Executive Deferred Compensation Agreements in their entirety. The Amended Executive Deferred Compensation Agreements were revised to ensure that benefits under the agreements are paid in a manner and at a time that are consistent with Section 409A, a provision of the Internal Revenue Code governing nonqualified deferred compensation.
     The summary of the agreements described above is qualified in its entirety by reference to the form of the agreements attached hereto as Exhibits 10.23 through 10.25 and incorporated herein by reference.
Item 9.01(d) Exhibits

10.23*	Amended Executive Deferred Compensation Agreement with Thomas G.Caldwell

10.24*	Amended Executive Deferred Compensation Agreement with James R. Heslop II

10.25*	Amended Executive Deferred Compensation Agreement with Donald L. Stacy
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.
Date: May 9, 2008	/s/ James R. Heslop, II
James R. Heslop, II
Executive Vice President and COO

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.23*	Amended Executive Deferred Compensation Agreement with Thomas G. Caldwell

10.24*	Amended Executive Deferred Compensation Agreement with James R. Heslop, II

10.25*	Amended Executive Deferred Compensation Agreement with Donald L. Stacy

*	management contract or compensatory plan or arrangement